As filed with the Securities and Exchange Commission on July 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	36-1124040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 West Adams Street

Chicago, Illinois 60606-5413

(Address of principal executive offices)

GATX Corporation Amended and Restated 2012 Incentive Award Plan

(full title of the plan)

Copy to:

Deborah A. Golden Executive Vice President, General Counsel and Corporate Secretary GATX Corporation 222 West Adams Street Chicago, Illinois 60606-5413 (312) 621-6200	Cathy A. Birkeland, Esq. Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, Illinois 60611 (312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.625 per share	3,500,000 shares	$62.105	$217,367,500	$25,192.90

(1)	This Registration Statement registers 3,500,000 shares of Common Stock, par value $0.625 per share (the “Common Stock”), of GATX Corporation (the “Company”) for issuance pursuant to the GATX Corporation Amended and Restated 2012 Incentive Award Plan (the “Plan”), which shares were reserved for issuance under the Plan after being approved by the Company’s shareholders at the Company’s 2017 annual meeting of shareholders. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind or other like change in capital structure.

(2)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act for the purpose of calculating the registration fee on the basis of $62.105 per share, which is the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 14, 2017.

EXPLANATORY NOTE

The Company previously registered an aggregate of 3,500,000 shares of its Common Stock issuable under the GATX Corporation 2012 Incentive Award Plan (the “Existing Plan”). On February 21, 2017, the Company’s Board of Directors adopted the Plan as an amendment, restatement and continuation of the Existing Plan and increased the number of shares of Common Stock available for issuance under the Plan from 3,500,000 to 7,000,000, which the Company’s shareholders approved on May 5, 2017. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares of Common Stock which may be issued under the Plan.

The contents of the registration statement on Form S-8 (File No. 333-182219) previously filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2012 by the Company and relating to the registration of shares of Common Stock for issuance under the Existing Plan are hereby incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Not required to be filed with this Registration Statement.

Item 4. Description of Securities

Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not required to be filed with this Registration Statement.

Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement.

Item 7. Exemption from Registration Claimed

Not required to be filed with this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of GATX Corporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 31, 2013 and incorporated herein by reference).

4.2	Amended and Restated By-laws of GATX Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 5, 2015 and incorporated herein by reference).

4.3	The GATX Corporation Amended and Restated 2012 Incentive Award Plan (filed as Appendix C to the Company’s Proxy Statement on Schedule 14A filed with the Commission on March 24, 2017 and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included in the signature page to the Registration Statement).

*	Filed herewith.

Item 9. Undertakings

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on July 19, 2017.

GATX CORPORATION

By:	/s/ Deborah A. Golden
Deborah A. Golden
Executive Vice President, General Counsel & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian A. Kenney, Robert C. Lyons and Deborah A. Golden, and each acting alone, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with GATX Corporation and on the dates indicated.

Signature	Title	Date

/s/ Brian A. Kenney Brian A. Kenney	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 19, 2017

/s/ Robert C. Lyons Robert C. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 19, 2017

/s/ William M. Muckian William M. Muckian	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 19, 2017

/s/ Diane Aigotti Diane Aigotti	Director	July 19, 2017

/s/ Anne L. Arvia Anne L. Arvia	Director	July 19, 2017

/s/ Ernst A. Häberli Ernst A. Häberli	Director	July 19, 2017

/s/ James B. Ream James B. Ream	Director	July 19, 2017

/s/ Robert J. Ritchie Robert J. Ritchie	Director	July 19, 2017

/s/ David S. Sutherland David S. Sutherland	Director	July 19, 2017

/s/ Casey J. Sylla Casey J. Sylla	Director	July 19, 2017

/s/ Stephen R. Wilson Stephen R. Wilson	Director	July 19, 2017

/s/ Paul G. Yovovich Paul G. Yovovich	Director	July 19, 2017

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of GATX Corporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 31, 2013 and incorporated herein by reference).

4.2	Amended and Restated By-laws of GATX Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 5, 2015 and incorporated herein by reference).

4.3	The GATX Corporation Amended and Restated 2012 Incentive Award Plan (filed as Appendix C to the Company’s Proxy Statement on Schedule 14A filed with the Commission on March 24, 2017 and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included in the signature page hereto).

*	Filed herewith.